FOR IMMEDIATE RELEASE                      CONTACT:
                                           Mattel, Inc.
                                           News Media     Investor Relations
                                           Glenn Bozarth  Mike Salop
                                           310-252-3521   310-252-2703


             MATTEL REPORTS SALES AND EARNINGS INCREASES
                       FOR 1997 SECOND QUARTER
                       -----------------------

LOS ANGELES, July 22 -- Mattel, Inc. [NYSE:MAT] today reported second quarter net income of $75.6 million or $.25 per share, up 19 percent from $63.4 million or $.21 per share in 1996. Net sales for the quarter reached $972.7 million, up 6 percent from $921.6 million last year.

     "Our sales and margins are strong, our earnings are clearly on track and our assets are being well managed," Jill Barad, Mattel's president and chief executive officer, said. "Demand for our core brands continues to increase. Barbie, Hot Wheels and Matchbox are all experiencing double-digit growth.

     "While our Fisher-Price business was down, we did see significant improvement in the second quarter," she said. "We will make further progress in the second half, as already evidenced by strong over-the-counter sales momentum for Fisher-Price products. Based on the incredible strength of our Sesame Street brand and Disney's Winnie the Pooh, our overall Infant and Preschool business was up.

     "Total U.S. sales were up 10 percent for the quarter. Sales in international markets were up 1 percent in local currency, but were down 5 percent in U.S. dollars due to the impact of exchange," she said. "We're now achieving growth in most of our international markets, except for France and the U.K., both of which should rebound in the second half. We're seeing particularly strong performance in Asia Pacific and Latin America, which were up 12 percent and 30 percent, respectively."

     For the first half of 1997, net income was $80.7 million or $.26 per share before a first quarter pre-tax charge of $275 million related to the Tyco integration and Mattel restructuring. This action is expected to result in savings of $700 million over the next five years, with $60 million to be realized this year. Net income for the 1996 first half was $83.9 million or $.28 per share. After the charge, Mattel reported a 1997 year-to-date net loss of $129 million. Sales for the 1997 six months were $1.67 billion, up from $1.61 billion in 1996.

     "The second half looks to be very exciting, and our second quarter results put us well on our way to achieving our full-year targets," Barad said.

     Mattel, Inc. is the worldwide leader in the design, manufacturing and marketing of children's toys. With headquarters in El Segundo, California, Mattel has offices and facilities in 36 countries and sells its products in more than 140 nations throughout the world.


Note:

Forward-looking statements included in this release with respect to the financial condition, results of operations and business of the company, which include, but are not limited to, the restructuring charge, cost savings and profitability, are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. These include without limitation: the company's dependence on the timely development, introduction and customer acceptance of new products; possible weaknesses of international markets; the impact of competition on revenues and margins; the effect of currency fluctuations on reportable income; and other risks and uncertainties as may be detailed from time to time in the company's public announcements and SEC filings.


                               -###-

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
                                       MATTEL, INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF INCOME

                                                           FOR THE                      FOR THE
                                                      THREE MONTHS ENDED            SIX MONTHS ENDED
                                                  -------------------------    -------------------------
                                                   June 30,       June 30,      June 30,       June 30,
(In thousands, except per share amounts)           1997 (a)       1996 (a)      1997 (a)       1996 (a)
----------------------------------------          ----------     ----------    ----------     ----------
Net Sales                                         $  972,656     $  921,583    $1,666,176     $1,605,582
  Cost of sales                                      513,819        485,559       884,528        846,684
                                                  ----------     ----------    ----------     ----------
Gross Profit                                         458,837        436,024       781,648        758,898

  Advertising and promotion expenses                 131,713        129,524       234,339        229,628
  Other selling and administrative expenses          192,707        183,216       377,993        352,797
  Integration/restructuring costs (b)                      -              -       275,000              -
  Other expense, net                                   7,959          8,704        15,841         13,203
                                                  ----------     ----------    ----------     ----------
Operating Profit (Loss)                              126,458        114,580      (121,525)       163,270
  Interest expense                                    18,514         21,990        38,150         41,883
                                                  ----------     ----------    ----------     ----------
Income (Loss) Before Income Taxes                    107,944         92,590      (159,675)       121,387
  Provision (benefit) for income taxes                32,310         29,220       (30,685)        37,483
                                                  ----------     ----------    ----------     ----------
Net Income (Loss)                                     75,634         63,370      (128,990)        83,904
  Less: dividends on convertible preferred stock       2,837            889         5,677          1,716
                                                  ----------     ----------    ----------     ----------
Net Income (Loss) Applicable to Common Shares     $   72,797     $   62,481    $ (134,667)    $   82,188
                                                  ==========     ==========    ==========     ==========

   Net Income (Loss) Per Share (c) (d)            $     0.25     $     0.21    $    (0.46)    $     0.28
                                                  ==========     ==========    ==========     ==========

Average Number of Common and Common
  Equivalent Shares Outstanding (d)                  295,716        297,916       290,069        298,345
                                                  ==========     ==========    ==========     ==========


                                 MATTEL, INC. AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED BALANCE SHEETS


                                                    June 30,       June 30,       Dec. 31,
(In thousands)                                      1997 (a)       1996 (a)       1996 (a)
--------------                                    -----------    -----------    -----------
ASSETS
  Cash                                            $    58,989    $    91,996    $   550,271
  Accounts receivable, net                          1,315,815      1,135,765        948,940
  Inventories                                         552,463        562,922        444,178
  Prepaid expenses and other current assets           194,962        225,602        195,673
                                                  -----------    -----------    -----------
    Total current assets                            2,122,229      2,016,285      2,139,062

  Property, plant and equipment, net                  618,351        577,168        616,281
  Other assets                                        826,842        784,245        825,799
                                                  -----------    -----------    -----------
    Total Assets                                  $ 3,567,422    $ 3,377,698    $ 3,581,142
                                                  ===========    ===========    ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
  Short-term borrowings                           $   164,991    $   263,772    $    28,924
  Current portion of long-term liabilities            231,708          2,101        106,596
  Accounts payable and accrued liabilities            739,238        548,368        823,069
  Income taxes payable                                120,033        149,384        183,288
                                                  -----------    -----------    -----------
    Total current liabilities                       1,255,970        963,625      1,141,877

  Long-term debt                                      169,579        406,878        299,806
  Medium-Term notes                                   380,000        220,000        220,000
  Other long-term liabilities                         117,715        103,894        113,536
  Shareholders' equity                              1,644,158      1,683,301      1,805,923
                                                  -----------    -----------    -----------
    Total Liabilities and Shareholders' Equity    $ 3,567,422    $ 3,377,698    $ 3,581,142
                                                  ===========    ===========    ===========

(a) Consolidated results for all periods are restated for the merger with Tyco Toys, Inc.
(b) Represents a nonrecurring charge for transaction, integration and restructuring costs related to the Tyco merger.  The related tax benefit of $65 million is included in the provision for income taxes.
(c) Primary income per share for the six months, before the $0.72 per share effect of the merger-related nonrecurring charge of $210 million after taxes, was $0.26 per share.
(d) Share and per share data for all periods presented reflect the retroactive effect of shares issued pursuant to the Tyco merger.

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